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                                                                       Exhibit 1


                      VIRGINIA ELECTRIC AND POWER COMPANY

             2001 Series A 5.75% Senior Notes, Due March 31, 2006

                            UNDERWRITING AGREEMENT


                                                       March 22, 2001



Lehman Brothers Inc.
     as Representative for the Underwriters
     listed in Schedule I hereto

c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

     The undersigned, Virginia Electric and Power Company (Dominion Virginia Power), hereby confirms its agreement with the several Underwriters named in
Schedule I hereto (the Agreement) with respect to the sale to the several Underwriters of certain of its Senior Notes (the Senior Notes) specified in
Schedule II hereto, and the public offering thereof by the several Underwriters, upon the terms specified in Schedule II hereto.

     1.   Underwriters and Representatives.  The term "Underwriters" as used
          --------------------------------
herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule I hereto, and the term "Representatives" as used herein shall be deemed to mean the Representatives to whom this Agreement is addressed, who by signing this Agreement represent that they have been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named as an addressee above, the term "Representatives" as used herein shall mean that person, firm or corporation. If there shall be only one person, firm or corporation named in Schedule I hereto, the term "Underwriters" as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.
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     2.   Description of the Senior Notes.  Schedule II specifies the aggregate
          -------------------------------
principal amount of the Senior Notes, the initial public offering price of the Senior Notes, the purchase price to be paid by the Underwriters, and any concession from the initial public offering price to be allowed to dealers or brokers, and sets forth the date, time and manner of delivery of the Senior Notes and payment therefor. Schedule II also specifies (to the extent not set forth in the Registration Statement and Prospectus referred to below) the terms and provisions for the purchase of such Senior Notes. The Senior Notes will be issued under Dominion Virginia Power's Senior Indenture dated as of June 1, 1998 between Dominion Virginia Power and The Chase Manhattan Bank, as Trustee (the Trustee), as previously supplemented, and as further supplemented by a Fifth Supplemental Indenture dated as of March 1, 2001 (collectively, the Indenture).

     3.   Representations and Warranties of Dominion Virginia Power. Dominion
          ---------------------------------------------------------
Virginia Power represents and warrants to, and agrees with, the Underwriters that:

          (a) A registration statement, No. 333-38510 on Form S-3 for the registration of the Senior Notes under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the "Registration Statement"; the prospectus relating to the Senior Notes included in the Registration Statement, which prospectus is now proposed to be supplemented by a prospectus supplement relating to the Senior Notes to be filed with the Commission under the Securities Act, as completed and as so supplemented, is hereinafter referred to as the "Prospectus". As used herein, the terms "Registration Statement" and "Prospectus" include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the Incorporated Documents).

          (b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of Dominion Virginia Power, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the rules, regulations and releases of the Commission (the Rules and Regulations) and, neither the Registration Statement on the date it was declared effective (the Effective Date) nor the Prospectus on the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date (as defined below), the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities

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     Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 3(b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to Dominion Virginia Power by the Underwriters or on the Underwriters' behalf through the Representatives for use in the Registration Statement or Prospectus or the part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the Trust Indenture Act; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

          (c) Except as reflected in, or contemplated by, the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of Dominion Virginia Power and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). Dominion Virginia Power and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement and the Prospectus.

          (d) Deloitte & Touche LLP who have certified certain of Dominion Virginia Power's financial statements filed with the Commission and incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act and the rules and regulations relating to the Securities Act.

          (e) There are no Significant Subsidiaries of Dominion Virginia Power as such term is defined in Rule 1-02 of Regulation S-X (when such Rule is applied to the pro forma fiscal year ended December 31, 2000).

          (f) The execution, delivery and performance of this Agreement, the Indenture and the Senior Notes and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Senior Notes and the use of the proceeds from the sale of the Senior Notes as described in the Prospectus under the caption "Use of Proceeds") and compliance by Dominion Virginia Power with its obligations under this Agreement, the Indenture and the Senior Notes do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Dominion Virginia Power or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which Dominion Virginia Power or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of Dominion Virginia Power or

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     any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect and except that any assets acquired as described in the Prospectus under "Use of Proceeds" will become subject to the lien of Dominion Virginia Power's first and refinancing mortgage bonds indenture), nor will such action result in any violation of the provisions of the charter or bylaws of Dominion Virginia Power or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Dominion Virginia Power or any subsidiary or any of their respective properties, assets or operations, and Dominion Virginia Power has full power and authority to authorize, issue and sell the Senior Notes as contemplated by this Agreement.

          (g) Dominion Virginia Power is not, and, after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended.

     4.   Public Offering.  On the basis of the representations and warranties
          ---------------
herein contained, but subject to the terms and conditions in this Agreement set forth, Dominion Virginia Power agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from Dominion Virginia Power, at the price, place and time hereinafter specified, the principal amount of the Senior Notes set forth opposite the name of such Underwriter in Schedule I hereto. The Underwriters agree to make a public offering of their respective Senior Notes specified in Schedule I hereto at the initial public offering price specified in Schedule II hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.


     5.   Time and Place of Closing.  Delivery of the Senior Notes to, and
          -------------------------
payment therefor by, the Representatives for the accounts of the several Underwriters shall be made at the time, place and date specified in Schedule II or such other time, place and date as the Representatives and Dominion Virginia Power may agree upon in writing, and subject to the provisions of Section 10 hereof. The hour and date of such delivery and payment are herein called the "Closing Date". Unless otherwise specified in Schedule II hereto, payment for the Senior Notes shall be made by wire transfer of immediately available funds to Dominion Virginia Power's account on the Closing Date against delivery of the Senior Notes, in fully registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company. The certificate(s) for the Senior Notes will be

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made available at the location specified on Schedule II for examination by the
Representatives not later than 12:00 noon, New York time, on the last business day prior to the Closing Date.

     6.   Covenants of Dominion Virginia Power.  Dominion Virginia Power agrees
          ------------------------------------
that:

          (a) If the Representatives so request, Dominion Virginia Power, on or prior to the Closing Date, will deliver to the Representatives conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representatives. The Representatives will be deemed to have made such a request for copies for each of the several Underwriters and Troutman Sanders Mays & Valentine LLP, counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission's EDGAR filing system.

          (b)  Dominion Virginia Power will pay all expenses in connection with
     (i) the preparation and filing by it of the Registration Statement and Prospectus, (ii) the preparation, issuance and delivery of the Senior Notes, (iii) any fees and expenses of the Trustee and (iv) the printing and delivery to the Underwriters in reasonable quantities of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended). Dominion Virginia Power also will pay all taxes, if any, on the issuance of the Senior Notes. In addition, Dominion Virginia Power will pay the reasonable out of pocket fees and disbursements of Underwriters' outside counsel, Troutman Sanders Mays & Valentine LLP, in connection with the qualification of the Senior Notes under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or Dominion Virginia Power).

          (c) If, during the time when a prospectus relating to the Senior Notes is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, Dominion Virginia Power promptly will (i) notify the Underwriters through the Representatives to suspend solicitation of purchases of the Senior Notes and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, Dominion Virginia Power will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that Dominion Virginia Power shall not file such documents or amendments without also furnishing copies thereof to the Representatives and Troutman Sanders Mays & Valentine LLP. Any such documents or amendments which are electronically available through the Commission's

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     EDGAR filing system shall be deemed to have been furnished by Dominion
     Virginia Power to the Representatives and Troutman Sanders Mays & Valentine LLP.

          (d) Dominion Virginia Power will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and Dominion Virginia Power will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (e) Dominion Virginia Power will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of Dominion Virginia Power (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the Effective Date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

          (f) Dominion Virginia Power will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Senior Notes for offer and sale under the securities or blue sky laws of such states as the Representatives may designate; provided, however, that Dominion Virginia Power shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

          (g) Fees and disbursements of Troutman Sanders Mays & Valentine LLP, who are acting as counsel for the Underwriters (exclusive of fees and disbursements of such counsel which are to be paid as set forth in Section 6(b)), shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, Dominion Virginia Power shall reimburse the Representatives for the account of the Underwriters for the amount of such fees and disbursements.

          (h) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, Dominion Virginia Power will not, without the prior written consent of the Representatives, directly or indirectly, sell or offer to sell or otherwise dispose of any Senior Notes or any security convertible into or exchangeable for the Senior Notes or any debt securities substantially similar to the Senior Notes (except for the Senior Notes issued pursuant to this Agreement).

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     7.   Conditions of Underwriters' Obligations; Termination by the
          -----------------------------------------------------------
Underwriters.
------------

          (a) The obligations of the Underwriters to purchase and pay for the Senior Notes shall be subject to the following conditions:

               (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of Dominion Virginia Power threatened by, the Commission on such date. The Representatives shall have received, prior to payment for the Senior Notes, a certificate dated the Closing Date and signed by the President or any Vice President of Dominion Virginia Power to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of Dominion Virginia Power, threatened by the Commission.

               (ii) The relevant order or orders of the State Corporation Commission of Virginia authorizing the issuance of the Senior Notes, a copy of which has been provided to the Representatives, shall remain in full force and effect.

               (iii) On the Closing Date the Representatives shall receive, on behalf of the several Underwriters, the opinions of Troutman Sanders Mays & Valentine LLP, counsel to the Underwriters, McGuireWoods LLP, counsel to Dominion Virginia Power, and Dominion Virginia Power's General Counsel, substantially in the forms attached hereto as Schedules III, IV and V, respectively, and all in form and substance satisfactory to the Representatives.

               (iv) The Representatives shall have received from Deloitte & Touche LLP on the date of this Agreement and on the Closing Date letters addressed to the Representatives containing statements and information of the type ordinarily included in accountants' SAS 72 "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, including the pro forma financial information.

               (v) Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement and the Prospectus (exclusive of amendments or supplements after the date hereof), there shall not have occurred (1) any change in the senior debt securities of Dominion Virginia Power of the same class as the Senior Notes (other than a decrease in the aggregate principal amount thereof outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of Dominion Virginia Power and its subsidiaries taken as a whole or
          (3) any material transaction entered into by Dominion Virginia Power other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable

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          judgment of the Representatives is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Prospectus and this Agreement, and (B) there shall not have occurred
          (1) a downgrading in the rating accorded Dominion Virginia Power's senior unsecured notes, or securities that are pari passu to Dominion Virginia Power's senior unsecured notes, by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of Dominion Virginia Power or of Dominion Resources, Inc. on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets, the effect of which outbreak, escalation, declaration, calamity, crisis or material adverse change, in the reasonable judgment of the Representatives, makes it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Prospectus and in this Agreement.

               (vi) On the Closing Date, the representations and warranties of Dominion Virginia Power in this Agreement shall be true and correct as if made on and as of such date, and Dominion Virginia Power shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, on the Closing Date, the Representatives shall have received a certificate to such effect signed by the President or any Vice President of Dominion Virginia Power.

               (vii) All legal proceedings to be taken in connection with the issuance and sale of the Senior Notes shall have been satisfactory in form and substance to Troutman Sanders Mays & Valentine LLP.

          (b) In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to Dominion Virginia Power; provided, however, that in case the conditions specified in subsections 7(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representatives unless Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the

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     Senior Notes shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 and Sections 6(b), 6(g) and 7(c) hereof.

          (c) If this Agreement shall be terminated by the Representatives pursuant to Section 7(b) above or because of any failure or refusal on the part of Dominion Virginia Power to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Dominion Virginia Power shall be unable to perform its obligations under this Agreement, then in any such case, Dominion Virginia Power will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 6(g)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, Dominion Virginia Power shall be absolved from any further liability hereunder, except as provided in Section 6(b) and Section 9.

     8.   Conditions of the Obligation of Dominion Virginia Power.  The
          -------------------------------------------------------
obligation of Dominion Virginia Power to deliver the Senior Notes shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Agreement may be terminated by Dominion Virginia Power by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(b), 6(g), 9 and 10 hereof.

     9.   Indemnification and Contribution.  (a)  Dominion Virginia Power agrees
          --------------------------------
to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing indemnity agreement, insofar as it relates to any preliminary Prospectus, shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the Senior Notes by such Underwriter to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if Dominion Virginia Power

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shall have made any supplements or amendments which have been furnished to the
Representatives), shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act and Dominion Virginia Power satisfied its obligations pursuant to Section 6(a) hereof, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to Dominion Virginia Power by or on behalf of any Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any preliminary Prospectus. The indemnity agreement of Dominion Virginia Power contained in this Section 9(a) and the representations and warranties of Dominion Virginia Power contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the Senior Notes.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Dominion Virginia Power, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished herein or in writing to Dominion Virginia Power by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any preliminary Prospectus. The indemnity agreement of the respective Underwriters contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Dominion Virginia Power or any such controlling person, and shall survive the delivery of the Senior Notes.

     (c) Dominion Virginia Power and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against Dominion Virginia Power or any of its

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officers or directors, or any person controlling Dominion Virginia Power, or against such Underwriter or controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and
(y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Dominion Virginia Power, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by Dominion Virginia Power on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Dominion Virginia Power and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     10.  Termination.  If any one or more of the Underwriters shall fail or
          -----------
refuse to purchase the Senior Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes, then the other Underwriters shall be obligated severally in the proportions which the principal amount of the Senior Notes set forth opposite their respective names in Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Senior Notes and the aggregate principal amount of the Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes and arrangements satisfactory to the Underwriters and Dominion Virginia Power for the purchase of such Senior Notes are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Section 6(g) and Section 9) or of Dominion Virginia Power (except as provided in Section 6(b) and
Section 9). In any such case not involving a termination, either the Representatives or Dominion Virginia Power shall have the right to postpone the Closing

Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this
Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     11.  Representations, Warranties and Agreements to Survive Delivery.  All
          --------------------------------------------------------------
representations, warranties and agreements contained in this Agreement or contained in certificates of officers of Dominion Virginia Power submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of Dominion Virginia Power, and shall survive delivery of the Senior Notes.

     12.  Miscellaneous.  The validity and interpretation of this Agreement
          -------------
shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of Dominion Virginia Power, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of Dominion Virginia Power referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such, of any of the Senior Notes from any of the several Underwriters.

     13.  Notices.  All communications hereunder shall be in writing and if to
          -------
the Underwriters shall be mailed, faxed or delivered to the Representatives at the address set forth on Schedule II hereto, or if to Dominion Virginia Power shall be mailed, faxed or delivered to it, attention of Treasurer, Dominion Virginia Power, 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number:
(804) 819-2211).

     Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between Dominion Virginia Power and the several Underwriters in accordance with its terms.

                                     VIRGINIA ELECTRIC AND POWER COMPANY


                                     By: /s/ Rhonda Boggs
                                         -------------------------
                                     Name: Rhonda Boggs
                                     Title:  Financing Manager - Public Markets

The foregoing agreement is
hereby confirmed and accepted,
as of the date first above
written.

LEHMAN BROTHERS INC.
     acting individually and as Representative of the Underwriters named in Schedule I hereto



By: /s/ Gregory Hall
   ----------------------------
Authorized Signatory
Name: Gregory Hall
Title: Managing Director

                                  SCHEDULE I



                                                  Principal Amount
                                                  of Senior Notes
Underwriter                                       to be Purchased
-----------                                       ----------------

Lehman Brothers Inc.                                 $420,000,000
Banc One Capital Markets, Inc.                         90,000,000
First Union Securities, Inc.                           90,000,000
                                                     ------------
                                             Total:  $600,000,000

                                 SCHEDULE II

Title of Senior Notes: 2001 Series A 5.75% Senior Notes Due March 31, 2006

Aggregate Principal Amount:  $600,000,000

Initial Price to Public:
                     99.648% of the principal amount of the Senior Notes plus accrued interest, if any, from the date of issuance

Initial Purchase Price to be paid by Underwriters:
                     99.048% of the principal amount of the Senior Notes

Time of Delivery:      March 27, 2001, 10:00 A.M.

Closing Location:      One James Center
                       901 East Cary Street
                       Richmond, VA 23219

The Senior Notes will be available for inspection by the Representatives at:

                       One James Center
                       901 East Cary Street
                       Richmond, VA 23219

Address for Notices to the Underwriters:

                       Lehman Brothers Inc.
                       3 World Financial Center
                       New York, New York 10285
                       Attn: Debt Capital Markets - Global Power Group facsimile number: (212) 526-1553 with a copy of any notice pursuant to Section 9(c) also sent to:

                       Troutman Sanders Mays & Valentine LLP
                       1111 East Main Street
                       Richmond, Virginia 23219
                       Attn: F. Claiborne Johnston, Jr., Esquire facsimile number: (804) 697-1339

                                 SCHEDULE  III

                           PROPOSED FORM OF OPINION

                                      OF

                     TROUTMAN SANDERS MAYS & VALENTINE LLP
                             Bank of America Center
                             1111 East Main Street
                           Richmond, Virginia 23219



                   Re:  VIRGINIA ELECTRIC AND POWER COMPANY

                      2001 Series A 5.75%  Senior Notes,
                              Due March 31, 2006

                                March 27, 2001



Lehman Brothers Inc.
     as Representative for the Underwriters
     listed in Schedule I to the Underwriting Agreement

c/o Lehman Brothers
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          We have acted as counsel for you in connection with arrangements for the issuance by Virginia Electric and Power Company (Dominion Virginia Power) of up to U.S. $600,000,000 aggregate principal amount of its 2001 Series A 5.75% Senior Notes due March 31, 2006 (the Senior Notes) and the offering of the Senior Notes by you pursuant to an Underwriting Agreement dated March 22, 2001 by and between you and Dominion Virginia Power (the Underwriting Agreement).
All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

          We have examined originals, or copies certified to our satisfaction of such corporate records of Dominion Virginia Power, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of Dominion Virginia Power and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by

                                     III-1
officers of Dominion Virginia Power, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

          In addition, we attended the closing held today at the offices of McGuireWoods LLP, One James Center, Richmond, Virginia, at which Dominion Virginia Power satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

          Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

          1. Dominion Virginia Power is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

          2. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion Virginia Power.

          3. The Indenture has been duly authorized, executed and delivered by Dominion Virginia Power and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of Dominion Virginia Power, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          4. The Senior Notes have been duly authorized and executed by Dominion Virginia Power and, when completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of Dominion Virginia Power entitled to the benefits provided by the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          5. The Registration Statement (Reg. No. 333-38510) with respect to the Senior Notes filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of Senior Notes in the manner therein specified.

          6. The Registration Statement and the Prospectus (except the financial statements incorporated by reference therein, as to which we express no opinion) appear on their

                                     III-2
face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

          7. As to the statements relating to the Senior Notes under DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES in the prospectus initially filed as part of the Registration Statement, as supplemented by the statements under DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated March 22, 2001, we are of the opinion that the statements are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading.

          8. As to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of Dominion Virginia Power. As to the other matters, we have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement except as stated above in regard to the captions in the opinion in the preceding paragraph. We note that the Incorporated Documents were prepared and filed by Dominion Virginia Power without our participation. We have, however, participated in conferences with counsel for and representatives of Dominion Virginia Power in connection with the preparation of the Registration Statement, the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of Dominion Virginia Power as we deemed advisable. None of the foregoing disclosed to us any information that gives us reason to believe that the Registration Statement (except the financial statements incorporated by reference therein, as to which we express no opinion) contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued or the date it was supplemented or amended, or that the Registration Statement or the Prospectus now contains, any untrue statement of a material fact or omitted on said date or now omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing opinion is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

          9. No approval or consent by any public regulatory body, other than the previously obtained order of the State Corporation Commission of Virginia, is legally required in connection with the sale of the Senior Notes as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Senior Notes in such states) and the carrying out of the provisions of the Underwriting Agreement.

          We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This

                                     III-3
opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

                                        Very truly yours,


                                        TROUTMAN SANDERS MAYS & VALENTINE LLP

                                     III-4

                                  SCHEDULE IV

                           PROPOSED FORM OF OPINION

                                      OF

                               MCGUIREWOODS LLP
                               One James Center
                             901 East Cary Street
                           Richmond, Virginia 23219


                   Re:  VIRGINIA ELECTRIC AND POWER COMPANY

                       2001 Series A 5.75% Senior Notes
                              Due March 31, 2006

                                March 27, 2001



Lehman Brothers Inc.
     as Representative for the Underwriters
     listed in Schedule I to the Underwriting Agreement

c/o Lehman Brothers
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          The arrangements for issuance of up to U.S. $600,000,000 aggregate principal amount of 2001 Series A 5.75% Senior Notes due March 31, 2006 (the Senior Notes), of Virginia Electric and Power Company (Dominion Virginia Power) pursuant to an Underwriting Agreement dated March 22, 2001 by and between Dominion Virginia Power and the Underwriters listed on Schedule I as attached thereto (the Underwriting Agreement), have been taken under our supervision as counsel for Dominion Virginia Power. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

          We have examined originals, or copies certified to our satisfaction, of such corporate records of Dominion Virginia Power, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of Dominion Virginia Power and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of Dominion Virginia Power, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

          On this basis we are of the opinion that:

          1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations and an authorization by the State Corporation Commission of Virginia, all of which have been obtained, reports to be filed with the State Corporation Commission of Virginia after issuance of the Senior Notes, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by Dominion Virginia Power or for the offering, issuance, sale or delivery of the Senior Notes.

          2. The Indenture has been authorized, executed and delivered by Dominion Virginia Power and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of Dominion Virginia Power except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

          3. The Senior Notes have been duly authorized and executed by Dominion Virginia Power and, when completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for in accordance with the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of Dominion Virginia Power entitled to the benefits provided by the Indenture except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is in a proceeding in equity or at law).

          4. The Registration Statement (Reg. No. 333-38510) with respect to the Senior Notes filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the Senior Notes in the manner therein specified.

          5. The Registration Statement and the Prospectus (except the financial statements incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

          6. We are of the opinion that the statements relating to the Senior Notes contained in the prospectus initially filed as part of the Registration Statement under

DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES, as supplemented by the statements under DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated March 22, 2001, are substantially accurate and fair.

          7. We have participated in conferences with officers and other representatives of Dominion Virginia Power and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed, and we have consulted with officers and other employees of Dominion Virginia Power to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of Dominion Virginia Power and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we attended the due diligence meetings with representatives of Dominion Virginia Power and the closing at which Dominion Virginia Power satisfied the conditions contained in Section 7 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of other records of Dominion Virginia Power which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of Dominion Virginia Power. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in regard to the captions in the opinion in the preceding paragraph. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus contains now, any untrue statement of a material fact or omitted on such date or omits now to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We are of the opinion that the Registration Statement (excepting the financial statements incorporated therein by reference, as to which we express no opinion) complies as to form in all material respects with all legal requirements. The foregoing opinion is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

          We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

                                                  Yours very truly,


                                                  MCGUIREWOODS LLP

                                  SCHEDULE V

                           PROPOSED FORM OF OPINION

                                      OF

                              GENERAL COUNSEL OF
                            DOMINION VIRGINIA POWER

                              120 Tredegar Street
                              Richmond, VA 23219


                   Re:  VIRGINIA ELECTRIC AND POWER COMPANY

                       2001 Series A 5.75% Senior Notes
                              due March 31, 2006

                                March 27, 2001


Lehman Brothers Inc.
     as Representative for the Underwriters
     listed in Schedule I to the Underwriting Agreement

c/o Lehman Brothers
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          The arrangements for issuance of up to U.S. $600,000,000 aggregate principal amount of 2001 Series A 5.75% Senior Notes due March 31, 2006 (the Senior Notes), of Virginia Electric and Power Company (Dominion Virginia Power), pursuant to an Underwriting Agreement dated March 22, 2001 by and between Dominion Virginia Power and the Underwriters listed on Schedule I as attached thereto (the Underwriting Agreement), have been taken under my supervision as Vice President and General Counsel of Dominion Virginia Power. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

          As Vice President and General Counsel of Virginia Electric and Power Company, I have general responsibility over the attorneys within Dominion Virginia Power's Legal Department responsible for rendering legal counsel to Dominion Virginia Power regarding corporate, financial, securities and other matters. I am generally familiar with the organization, business and affairs of Dominion Virginia Power. I am also familiar with the proceedings taken and proposed to be taken by Dominion Virginia Power in connection with the offering and sale of the Senior Notes, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Senior Notes. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

          On this basis I am of the opinion that:

          1. Dominion Virginia Power has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Indenture; and Dominion Virginia Power is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

          2. The Underwriting Agreement has been duly authorized, executed and delivered by Dominion Virginia Power.

          3. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which Dominion Virginia Power or one of its subsidiaries is a party or to which any of Dominion Virginia Power's or any of its subsidiaries' properties is subject other than any proceedings described in the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of Dominion Virginia Power to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Prospectus.

          I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

                                             Yours very truly,

                                      V-2